WILLIAMSBURG INVESTMENT TRUST

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

                                 WITH RESPECT TO
                            THE DAVENPORT EQUITY FUND
                                  (the "FUND")

I.   INTRODUCTION
     ------------

     A.   GENERAL PRINCIPLES
          ------------------

     This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Williamsburg Investment Trust (the "Trust") and is designed to govern the personal securities activities of Covered Persons. In general, in connection with personal securities transactions, Covered Persons should (1) always place the interests of the Fund's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

     B.   LEGAL REQUIREMENT
          -----------------

     Rule 17j-1(a) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any Covered Person, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Fund:

          1.   To employ any device, scheme or artifice to defraud the Trust;

          2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          4.   To engage in any manipulative practice with respect to the Trust.

     A security is "held or to be acquired" if within the most recent 15 days it
(i) is or has been held by the Fund, or (ii) is being or has been considered by the Trust or Davenport & Company LLC (the "Advisor") for purchase by the Fund. A purchase or sale includes the purchase or sale of an option to purchase or sell.

     C.   APPLICABILITY
          -------------

     For purposes of this Code, "Covered Person" shall mean:

          1. Any officer or employee of the Trust or of any company in a control relationship to the Trust and any director, officer or employee of the Advisor who, in connection with his or her regular functions or duties, makes or participates in decisions regarding the purchase or sale of securities by the Fund or whose functions relate to providing information or advice to individuals making such decisions or executing such decisions (an "Advisory Person"), including the person or persons with the direct responsibility and authority to make investment decisions affecting the Fund (the "Portfolio Managers");

          2. Any officer or employee of the Trust, or of any company in a control relationship to the Trust, and any director, officer or employee of the Advisor who, in connection with his or her regular functions or duties, obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security; and

          3.   Any Trustee of the Trust.

     For purposes of this Code, a person who normally assists in the preparation of public reports regarding the Fund or who receives public reports regarding the Fund but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or a Covered Person.

II.  RESTRICTIONS ON ACTIVITIES
     --------------------------

     A.   BLACKOUT PERIODS
          ----------------

          1. No Covered Person shall purchase or sell, directly or indirectly, any security on a day during which the Fund have a pending "buy" or "sell" order in that same security until that order is executed or withdrawn;

          2. No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days after the Fund trade in that security unless all of the transactions contemplated by the Fund in that security has been completed prior to such transaction. If a securities transaction is executed by the Fund within seven (7) calendar days after a Portfolio Manager executed a transaction in the same security, the Designated Supervisory
               Person will review the Portfolio Manager's and the Fund's transactions to determine whether the Portfolio Manager did not meet his or her fiduciary duties to the Fund in violation of this Code.

     B.   INTERESTED TRANSACTIONS
          -----------------------

     No Advisory Person shall recommend any securities transactions by the Fund without having disclosed to the Portfolio Manager his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          a. any direct or indirect beneficial ownership of any securities of such issuer;

          b.   any contemplated transaction by such person in such securities;

          c.   any position with such issuer or its affiliates; and

          d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

     C.   DISCUSSION OF TRADING.
          ---------------------

     No Covered Person shall discuss with or otherwise inform others of any contemplated security transactions by the Fund except in the performance of his duties of employment or in an official capacity and then only for the benefit of the Fund or an advisory client and in no event for personal gain or for the benefit of others. No such person shall release information as to any investment portfolio changes on behalf of the Fund, proposed or in process, except 1) upon the completion of such changes, 2) when the disclosure results from the publication of a prospectus or 3) in conjunction with a regular report to shareholders or to any governmental authority resulting in such information becoming public knowledge, or 4) in conjunction with any report to which shareholders are entitled by reason of provisions of documents governing the operations of the Fund.

     D.   INITIAL PUBLIC OFFERINGS
          ------------------------

     No Advisory Person shall acquire any beneficial ownership in any securities in an initial public offering for his or her personal account without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Trust) and has concluded after consultation with other investment advisory personnel of the Trust that the Fund have no foreseeable interest in purchasing such securities.

     E.   PRIVATE PLACEMENTS
          ------------------

     No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Designated Supervisory Person (as hereinafter defined) who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Trust) and has concluded after consultation with other investment advisory personnel of the Trust that the Fund have no foreseeable interest in purchasing such securities.

     F.   SHORT-TERM TRADING PROFITS
          --------------------------

     No Advisory Person shall profit from the purchase and sale, or sale and purchase, within 60 calendar days, of (i) the same (or equivalent) securities of which are the same or equivalent to those securities purchased by or at the direction of the Fund or (ii) shares of the Fund or any other series of the Trust. Any profit so realized shall, unless the Trust's Board approves otherwise, be paid over to the Fund or to a charitable organization of the Designated Supervisory Person's choosing.

     Notwithstanding the foregoing provision, an Advisory Person, subject to advance approval of the Designated Supervisory Person (as hereinafter defined) on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days.

     G.   GIFTS
          -----

     No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Trust.

     H.   SERVICE AS A DIRECTOR
          ---------------------

     No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization by the Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust and the Fund's shareholders.

III. EXEMPT TRANSACTIONS AND ACCOUNTS
     --------------------------------

     A. For purposes of this Code, the term "security" shall not include the following:

          1.   securities issued by the Government of the United States;
          2.   bankers' acceptances;
          3.   bank certificates of deposit;
          4.   commercial paper;
          5. fixed-income securities, provided that (a) the security has a credit rating of at least Aa or Aaa from Moody's Investors Service, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase, (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume; and
          6. shares of registered open-end investment companies, excluding exchange-traded funds and excluding the Fund and any other series of the Trust.

     B. The prohibitions described in paragraphs (A) and (F) of Article II and paragraph (A) of Article IV shall not apply to:

          1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          2. Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

          3. Purchases or sales of fixed-income securities of investment grade with an outstanding issue size of $100,000,000 or more;

          4. Purchases or sales that are non-volitional on the part of the Covered Person;

          5. Purchases that are part of an automatic dividend reinvestment plan;

          6. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          7. Purchases or sales of currencies, currency futures, interest rate futures, index futures, and/or options on any of the foregoing;

          8. Purchases or sales of securities issued or guaranteed as to principal and interest by any government or its agencies or instrumentalities;

          9. Transactions in a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, except that such amount shall be $100,000 in the case of issuers with total market capitalizations in excess of $4 billion;

          10. Purchases or sales of an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less; or

          11. Subject to the advance approval by a Designated Supervisory Person (as defined below) purchases or sales which are only remotely potentially harmful to the Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Fund.

     C. The prohibitions described in paragraphs (D), (E) and (F) of Article II and paragraph (A) of Article IV shall not apply to purchases and sales effected in accounts approved from time to time by the Board of Trustees, provided that:

          (i) in the case of paragraphs (D) and (E) of Article II, the Investment Policy Committee of the Advisor (the "IPC") has been notified in advance of the transaction and the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Trust;
          (ii) in the case of paragraph (F) of Article II, the IPC has been notified in advance of the transaction and in a case where the account has taken different action from the Trust and the IPC has approved the transaction; and
          (iii)in the case of paragraph (A) of Article IV, the IPC has been notified of the transaction if the investment is suitable for the Fund, and the transaction has been effected in accordance with the Advisor's trading rules dated December 27, 2004.

IV.  COMPLIANCE PROCEDURES
     ---------------------

     A.   APPROVAL OF TRANSACTIONS
          ------------------------

          A Covered Person may, directly or indirectly, acquire or dispose of beneficial ownership of a security, only if (1) such purchase or sale has been approved by a supervisory person designated by the Advisor (the "Designated Supervisory Person"), (2) the approval is granted by the close of business on the day the purchase or sale occurred and (3) the Designated Supervisory Person has not rescinded such approval prior to settlement of the transaction. The Designated Supervisory Person will retain written records of such approval requests.

     B.   REPORTING
          ---------

          Every Covered Person must report certain information about each transaction by which the Covered Person acquires any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of a security, PROVIDED, HOWEVER, that a Covered Person shall not be required to make a report with respect to any transaction which would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended.

          A Covered Person must submit the report required by this Article IV to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All reports must be made on the attached form.

          Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership (as defined in Attachment A to this Code) in the securities to which the report relates.

     C.   CERTIFICATION OF COMPLIANCE
          ---------------------------

          Each Covered Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person is required to certify annually that he or she has complied with all the requirements of the Code (or disclosed to what extent that is not the case) and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     D.   RECORDS OF SECURITIES TRANSACTIONS
          ----------------------------------

     Each Covered Person is required to direct his/her brokers to supply to the Designated Supervisory Person, on a timely basis, duplicate copies of all confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

     E.   COMPLIANCE MONITORING
          ---------------------

     The Designated Supervisory Person, or her designee, will regularly monitor trading activity in all accounts in which a Covered Person has any direct or indirect beneficial ownership, including those accounts exempted by paragraph
(C) of Article III.

     F.   NON-INTERESTED TRUSTEES AND OTHER COVERED PERSONS
          -------------------------------------------------

     Any person who is (i) a Covered Person with respect to the Trust solely by virtue of being a Trustees of the Trust, or (ii) a Covered Person but also a director, officer or employee of an investment advisor of one or more series of the Trust other than the Fund, shall be required to comply with the foregoing paragraphs of this Article IV and paragraph (A)(1) of Article II with respect to a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

     G.   DISCLOSURE OF PERSONAL HOLDINGS
          -------------------------------

     Upon commencement of employment or within 10 days of being designated a Covered Person, and annually thereafter, each Covered Person shall be required to disclose his or her current personal securities holdings to the Designated Supervisory Person. The Annual Holdings Report must contain information current as of a date no more than 30 days before the Report is submitted.

     H.   DESIGNATED SUPERVISORY PERSON
          -----------------------------

     "Designated Supervisory Person" means Laura E. Amory or, in his/her absence, an alternative Designated Supervisory Person, or their respective successors in such positions.

     I.   NOTIFICATION OF SUBJECT PERSONS
          -------------------------------

     The Designated Supervisory Person shall notify each "Covered Person" of the Trust who may be required to make reports pursuant to this Code that such person is subject to this Code and its reporting requirements and shall deliver a copy of this Code to each such person.

     J.   REVIEW BY THE BOARD OF TRUSTEES
          -------------------------------

          1. At least quarterly, the Designated Supervisory Person shall report to the Board of Trustees any violations requiring significant remedial action during the past quarter, including any issues of concern arising out of the exemption set forth in paragraph C of Article III, and shall provide a report detailing the transactions requiring IPC approval in proviso (ii) of paragraph C of Article III.

          2. At least annually, the Designated Supervisory Person shall report in writing to the Board of Trustees:

               a. a description of all issues that arose during the previous year under the Code; and

               b. information regarding material Code violations and sanctions imposed in response to the material violations; and

               c.   that  the  17j-1   organization   has   adopted   procedures
                    reasonably necessary to prevent its Covered Persons from violating its Code of Ethics.

V.   SANCTIONS
     ---------

     Upon discovering that a Covered Person has not complied with the requirements of this Code, the Designated Supervisory Person shall report the violation to the management personnel of the Advisor for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Covered Person, a monetary fine, or suspension or termination of the Covered Person's relationship with the Trust and/or the Advisor.

VI.  CONFIDENTIALITY
     ---------------

     All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VII. OTHER LAWS, RULES AND STATEMENTS OF POLICY
     ------------------------------------------

     Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Trust.

VIII. FURTHER INFORMATION
      -------------------

     If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the Designated Supervisory Person.

IV.  RECORDS
     -------

     This Code, a copy of each report by a Covered Person, any written report hereunder by the Advisor, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.


Dated: May 15, 2006

                                       THE BOARD OF TRUSTEES
                                       WILLIAMSBURG INVESTMENT TRUST

                                  ATTACHMENT A
                                  ------------


     The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person, or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is NOT deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

                                                                    ATTACHMENT B
                                                                    ------------

                      PRECLEARANCE OF SECURITY TRANSACTION


TO:     Compliance Department

FROM:   ________________________________________
                  Name of Employee, Rep #

DATE:   ________________________________________


I hereby seek approval for the following transaction:

  [ ]  BUY
  [ ]  SELL

SHARE AMT: _____________ or   PRINCIPAL VALUE: $  ____________________

SYMBOL:  ________________    DESCRIPTION: ____________________________

APPROXIMATE PRICE: ____________________________

ACCOUNT NAME:  __________________________  ACCOUNT #:  _______________

IDEA FOR THIS TRANSACTION CAME FROM:  ________________________________

  [ ] I have no knowledge of any account managed by Davenport or any representative of Davenport actively considering the purchase or sale of this security.
  [ ] I have read the Code of Ethics and Davenport's Personal Trading Policies within the past year and recognize that I am subject to it.
  [ ] I am satisfied that this transaction is consistent with the Code of Ethics and Davenport's Personal Trading Policies. If I become aware that the trade does not comply with the Code of Ethics or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

Signed:  ____________________________________

================================================================================

APPROVED: ______________________________   DATE: __________________________

NOT APPROVED: __________________________   DATE: __________________________


COMMENTS/FOLLOW UP:

AUTHORIZATION IS VALID UNTIL CLOSE OF BUSINESS OF THE SECOND TRADING DAY FOLLOWING AUTHORIZATION.


                                                                                                     ATTACHMENT C
                                                                                                     ------------

                                             QUARTERLY SECURITIES TRANSACTIONS REPORT

                                                                                                   _______ Quarter, 200__


Persons  subject to the Code of Ethics of the Davenport  Equity Fund must report ALL securities transactions (including Exempt
Transactions) as defined in the Code of Ethics,  executed during the quarter.  This report covers all securities in which you have a beneficial interest.

This report must be returned to Ashley McCoy in the Compliance Department before the tenth (10th) day after the close of the quarter. You must sign the form even if there was no activity in your covered accounts.
----------------------------------------------------------------------------------------------------------------------------------

CHECK ALL BOXES THAT APPLY:

[ ]  I have executed no securities transactions during the quarter.

[ ]  The  following is a complete list of all accounts held at Davenport in which I have a  beneficial  ownership  interest.
     The  Davenport  account  statements and  confirmations accurately  reflect the  securities transactions that occurred in these accounts during the quarter:
    ==============================================================================================================================
    Account Name                     Account Number                  Account Name                   Account Number
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ==============================================================================================================================

[ ]  The following  is  a complete list of my securities  transactions occurring during the quarter in accounts held away from Davenport:

    ==============================================================================================================================
    Security               Trade Date          Purchase/Sale         Quantity              Price          Executing
                                                                                                          Broker/Dealer
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ------------------------------------------------------------------------------------------------------------------------------
    ==============================================================================================================================

I certify that I have read and understand the Code of Ethics and I have complied with  the  requirements  of the  Code of  Ethics, including  disclosure  of all securities transactions that require disclosure.


Signature: ____________________________________  Date:  _______________________
